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                                                                   EX-99.g.1.b.1

                                                                    Attachment A

                               THE BRINSON FUNDS
                          BRINSON RELATIONSHIP FUNDS
                          --------------------------

                  APPROVED BORROWERS LOCATED OUTSIDE THE U.S.
                           As of  December 31, 2000


1.  Barclays Capital Securities Ltd.
2.  Bear Stearns International Limited
3.  BNP Paribas
4.  Cater Allen Int'l Limited
5.  CIBC World Markets PLC
6.  Commerzbank AG
7.  Credit Suisse First Boston Europe Limited
8.  Daiwa Sumitomo Bank Capital Markets Ltd.
9.  Deutsche Bank AG
10. Gerrard & National Inter Commodities
11. Goldman Sachs International
12. ING Baring Ltd
13. Lehman Brothers International (Europe)
14. Maple Partners (UK) Ltd
15. Merrill Lynch International
16. Morgan Stanley & Co. International Limited
17. Nomura International PLC
18. SG Securities International  Ltd.
19. Salomon Brothers International Lt
20. Barclays Bank PLC                             (UK Securities Borrower Only)
21. Bear Stearns International Trading Ltd.       (UK Securities Borrower Only)
22. Credit Suisse First Boston Equities Limited   (UK Securities Borrower Only)
23. Gerrard & King Ltd.                           (UK Securities Borrower Only)
24. Investec Bank UK Ltd.                         (UK Securities Borrower Only)
25. Lazard Bank Limited                           (UK Securities Borrower Only)
26. Morgan Grenfell & Co. Limited                 (UK Securities Borrower Only)
27. Morgan Stanley Securities Ltd.                (UK Securities Borrower Only)
28. Salomon Brothers UK Equity Ltd.               (UK Securities Borrower Only)
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                            APPROVED U.S. BORROWERS
                            As of December 31, 2000


1.  A.G. Edwards & Sons, Inc.
2.  ABN AMRO Inc.
3.  ABN AMRO Bank N.V., New York Branch
4.  ABN AMRO Sage Corporation
5.  Advest, Inc.
6.  Alpine Associates
7.  Aubrey G. Lanston & Co. Inc.
8.  Australia & New Zealand Banking Group Limited
9.  Banc of America Securities LLC
10. Banc One Capital Markets, Inc
11. Barclays Capital, Inc.
12. Bear, Stearns & Co., Inc.
13. Bear Stearns Securities Corp
14. BHC Securities, Inc.
15. BHF Securities Corp.
16. Bleichroeder (Arnhold & S.), Inc.
17. BMO Nesbitt Burns Corp.
18. BNP Paribas Securities Corp.
19. BNY Clearing Services LLC
20. Cantor Fitzgerald & Company
21. Cantor, Fitzgerald Securities
22. CIBC World Markets Corp
23. Citadel Trading Group L.L.C.
24. Commerzbank Capital Markets Corporation
25. Credit Lyonnais Securities (USA) Inc
26. Credit Suisse First Boston Corporation
27. Dain Rauscher Corporation
28. Daiwa Securities America, Inc.
29. Deutsche Banc Alex. Brown Inc.
30. Dean Witter Reynolds, Inc.
31. Donaldson Lufkin Jenrette Securities Corp.
32. Dresdner, Kleinwort, Benson, N.A., LLC
33. E D & F Man International, Inc.
34. Fahnestock & Co., Inc.
35. Ferris, Baker Watts Inc.
36. First Albany Corporation
37. First Options of Chicago, Inc.
38. Freeman Securities Company, Inc.
39. Fuji Securities, Inc.
40. G.X. Clarke & Co.
41. Garban Corporates, LLC
42. Garban LLC
43. Goldman, Sachs & Co.
44. Greenwich Capital Markets, Inc.
45. Gruntal & Co., LLC
46. Herzog, Heine, Geduld, Inc.
47. HSBC Securities, Inc.
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48. iClearing LLC
49. ING Barings LLC
50. Investec Ernst & Company
51. Jefferies & Company, Inc.
52. Kellner, DiLeo & Company
53. Lazard Freres & Co. LLC
54. Legg Mason Wood Walker, Inc.
55. Lehman Brothers Inc
56. Lewco Securities Corp.
57. Lipper Convertibles LP
58. Lipper Convertibles Series II
59. Lipper & Company LP
60. M.S. Securities Services, Inc.
61. Maple Partners U.S.A. Inc.
62. Merrill Lynch Government Securities Inc.
63. Merrill Lynch, Pierce, Fenner & Smith Inc.
64. Mesirow Financial
65. Morgan Stanley & Co. Incorporated
66. National Financial Services LLC
67. Neuberger Berman, LLC
68. Nomura Securities International, Inc.
69. O'Connor & Company L.L.C
70. Paloma Securities L.L.C.
71. Pax Clearing Corp. Ltd Partnership
72. Penson Financial Services, Inc.
73. Prudential Securities Inc.
74. Raymond James & Associates, Inc.
75. RBC Dominion Securities Corporation
76. Refco Securities, Inc.
77. Robb Peck McCooey Clearing Corp.
78. Salomon Smith Barney Inc.
79. SG Cowen Securities Corp.
80. Societe Generale, New York Branch
81. Southwest Securities
82. Spear, Leeds & Kellogg
83. Swiss American Securities Inc.
84. Timber Hill, LLC
85. TD Securities (USA) Inc.
86. Tullet & Tokyo Securities Inc.
87. US Clearing Corporation
88. Van Der Moolen Specialists USA, LLC
89. Wedbush Morgan Securities, Inc.
90. Weiss, Peck & Greer
91. Wells Fargo Investments LLC
92. Westdeutsche Landesbank Girozentrale (NY Branch)
93. Zions First National Bank